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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                                   JURISDICTION OF    % VOTING
                     NAME                           INCORPORATION    STOCK OWNED
                     ----                        ------------------- -----------
SSA Caribbean, Inc.............................  Delaware              100.00
SSA Japan Corp.................................  Delaware              100.00
SSA Pacific Rim Corp...........................  Delaware              100.00
System Software Associates (Japan) LLC.........  Delaware              100.00
Priority Systems, Inc..........................  Texas                 100.00
Knight Enterprises, Inc........................  Nevada                100.00
Astral Corporation International Corporation...  Massachusetts         100.00
SSA Pacific Pty. Ltd...........................  Australia             100.00
SSA New Zealand................................  New Zealand           100.00
System Software Associates Limited.............  United Kingdom        100.00
SSA Iberica S.A................................  Spain                 100.00
SSA Italia S.p.A...............................  Italy                 100.00
System Software Associates France S.A..........  France                100.00
Solid Beheer B.V...............................  The Netherlands       100.00
Solid-csf, B.V.................................  The Netherlands       100.00
SOVATA csf, B.V................................  The Netherlands       100.00
System Software Associates (Japan) Co., Ltd....  Japan                 100.00
SSA Singapore Pte. Ltd.........................  Singapore             100.00
System Software Associates Asia Pacific Pte.
 Ltd...........................................  Singapore             100.00
Castillio Informatica, S.A.....................  Spain                 100.00
System Software Associates (FSC), Inc..........  U.S. Virgin Islands   100.00
SSA Nordic AB..................................  Sweden                100.00
System Software Associates (Beijing) Co., Ltd..  China                 100.00
SSA Central Europe GmbH........................  Germany               100.00
System Software Associates Inc., de Mexico,
 S.A...........................................  Mexico                100.00
SSA Brazil.....................................  Brazil                100.00
SSA Korea Ltd..................................  Korea                 100.00
SSA Software (Malaysia) SDN.BHD................  Malaysia              100.00
SSA Columbia S.A...............................  Columbia              100.00
SSA Canada Corporation.........................  Canada                100.00
Softwright Systems Limited.....................  United Kingdom        100.00
NofTek, N.W., Inc..............................  Oregon                100.00
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